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                                                                Exhibit 10.10(e)

                                    AMENDMENT
                                     TO THE
                            MILLENNIUM CHEMICALS INC.
                         LONG TERM STOCK INCENTIVE PLAN

          WHEREAS, Millennium Chemicals inc. (the "Company") maintains the Millennium Chemicals Inc. Long Term Stock Incentive Plan (the "Plan"); and

          WHEREAS, pursuant to Article XIV of the Plan, the Board of Directors of the Company (the "Board") has the right to amend the Plan; and

          WHEREAS, the Board desires to amend the Plan;

          NOW THEREFORE, effective as of June 1, 2002, the Plan is amended as follows:

       1. Section 13.2 Change in Control

          Amend Section 13.2 to read in its entirety as follows:

          13.2 Change in Control.

          The Plan will terminate effective on the close of business 30 days following a Change in Control, as hereinafter defined. Upon such Change in Control, section 12.1 shall become inoperative and, in addition, any modification or amendment adopted within six months prior to the Change in Control shall be void with respect to any specific Participant affected thereby unless approved by such Participant. Upon such termination, each Participant (including each Participant whose employment was terminated within six months prior to such Change in Control by the Employer without Cause, or due to disability, or voluntarily for good reason as determined by the Committee and each Participant that has experienced a Change of Control pursuant to a separate written "Change in Control" agreement with the Company or the Employer) will be deemed retired pursuant to
          Section 5.1 based on Benefit Service through the termination date. A lump sum amount that is the actuarial equivalent of each Participant's benefit payable under this Plan shall be calculated using the prime rate of interest at Citigroup, Inc. as of the date of the Change in Control or 6%, whichever is less, as the discount rate to determine the present value of accrued benefits, shall be paid as soon as practicable following the date of the Change in Control, but in no event later than 90 days thereafter. All other actuarial assumptions and calculation methods to be used shall be those in effect as at the last actuarial valuation of the Qualified Plan and based on the Qualified Plan document prior to such Change in Control.





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          For the purposes of this Plan, the term "Change in Control" shall mean
          (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to October 1, 1996), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
          (i), (iii), or (iv) of this paragraph or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or the closing of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to one or more Subsidiaries (as defined below) of the Company or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition; provided, however, (y) the sale or disposition of all or any part of the Company's interests in Equistar (and all subsequent sales and dispositions of any securities or assets received as proceeds thereof, or as proceeds of proceeds) shall not be deemed to constitute a Change in Control, and (z) if the Company's sells or disposes of all or





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          any part of the Company's interests in Equistar indirectly (either through the sale or other disposition of any entity that owns, directly or indirectly, all or any part of the Company's interests in Equistar, or otherwise), then the sale or disposition of the Company's interests in Equistar (and all subsequent sales and dispositions of any securities or assets received as proceeds thereof, or as proceeds of proceeds) shall be ignored and disregarded in determining whether any such Change in Control has occurred. By way of illustration, if an indirect subsidiary of the Company that owns the Company's interests in Equistar together with certain other assets is sold, then, in determining whether a Change in Control has occurred, all relevant determinations shall be made pursuant to the assumption that (y) such subsidiary owns only such other assets, and (z) neither such subsidiary nor the Company owns, either directly or indirectly, the interests in Equistar. "Subsidiary" shall have the meaning set forth in Section 424 of the Code and the term shall also include any partnership, limited liability company or other business entity if the Company owns directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity. Only one
          (1) Change in Control may take place under this Plan."

       2. In all other respects, the Plan as heretofore amended is hereby ratified and confirmed.

     IN WITNESS WHEREOF, this amendment has been executed the    day of November
2002.

                                                  MILLENNIUM CHEMICALS INC.


                                                  By:
                                                  ------------------------------
                                                  C. William Carmean
                                                  Senior Vice President
                                                  General Counsel and Secretary